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                                                                  EXHIBIT (I)(1)

                               BRYCE CAPITAL FUNDS
                          INVESTMENT ADVISORY AGREEMENT

      THIS INVESTMENT ADVISORY AGREEMENT (the "Agreement") made as of the 28th day of June, 2004, by and between Bryce Capital Funds, a Delaware statutory trust (the "Trust"), on behalf of the Bryce Capital Growth Fund and the Bryce Capital Value Fund (hereinafter each are referred to as a "Fund" or the "Funds") and Bryce Capital Management, LLC (the "Adviser"), a registered investment adviser with the Securities and Exchange Commission.

                                   WITNESSETH:

      WHEREAS, the Trust is an open-end management investment company, registered as such under the Investment Company Act of 1940, as amended (the "1940 Act"); and

      WHEREAS, the Adviser is an investment adviser, registered as such under the Investment Advisers Act of 1940, as amended (the "Advisers Act"), and is engaged in the business of supplying investment advice, investment management and administrative services, as an independent contractor; and

      NOW, THEREFORE, in consideration of the covenants and the mutual premises hereinafter set forth, the parties hereto, intending to be legally bound hereby, mutually agree as follows:

      1. Appointment of Adviser. The Trust hereby appoints the Adviser and the Adviser hereby accepts such appointment, to render investment advice and management services with respect to the assets of each Fund for the period and on the terms set forth in this Agreement, subject to the supervision and direction of the Trust's Board of Trustees (the "Board").

      2.    Duties of Adviser.

            (a) General Duties. The Adviser shall perform the management and administrative services necessary for the operation of the Funds that are not otherwise provided by third party service providers. The Adviser shall, subject to the supervision of the Board, perform various services for the Funds, including but not limited to: (1) providing the Funds with office space, equipment and facilities (which may be its own) for maintaining their organization; and (2) on behalf of the Funds, supervising relations with, and monitoring the performance of, custodians, depositories, fund administrators, transfer, dividend disbursing, accounting and pricing agents, independent auditors, attorneys, brokers and dealers, insurers and other persons in any capacity deemed to be necessary or desirable.

            (b) Investment Advisory Services. The Adviser shall act as investment adviser to the Funds and shall manage the investments of the Funds on behalf of the Funds in accordance with the investment objectives, programs and restrictions of the Funds as provided in the Trust's governing documents, including, without limitation, the Trust 's Declaration of Trust and By-Laws, or otherwise and such other limitations as the Trustees may impose from time to time in writing to the Adviser. In this regard, the Adviser shall regularly make decisions as to what securities and other investments to purchase and sell on behalf of each Fund, and shall effect the purchase and sale of such investments. The Adviser shall also have discretion to vote

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any proxy solicited by a Fund's portfolio company, again subject to the ultimate supervision of the Board. The investment policies and all other actions of the Funds are and shall at all times be subject to the control and direction of the Board.

            (c) Brokerage. The Adviser shall place orders for the purchase and sale of securities either directly with the issuer or with a broker or dealer selected by the Adviser. In placing the Funds' securities trades, it is recognized that the Adviser will give primary consideration to securing the most favorable price and efficient execution, so that the Funds' total cost or proceeds in each transaction will be the most favorable under all the circumstances. Within the framework of this policy, the Adviser may consider the financial responsibility, research and investment information, and other services provided by brokers or dealers who may effect or be a party to any such transaction or other transactions to which other clients of the Adviser may be a party.

      It is also understood that it is desirable for the Funds that the Adviser have access to investment and market research and securities and economic analyses provided by brokers and others. It is also understood that brokers providing such services may execute brokerage transactions at a higher cost to the Funds than might result from the allocation of brokerage to other brokers on the basis of seeking the most favorable price and efficient execution. Therefore, the purchase and sale of securities for the Funds may be made with brokers who provide such research and analysis, subject to review by the Board from time to time with respect to the extent and continuation of this practice to determine whether the Funds benefit, directly or indirectly, from such practice. It is understood by both parties that the Adviser may select broker-dealers for the execution of the Funds' portfolio transactions who provide research and analysis as the Adviser may lawfully and appropriately use in its investment management and advisory capacities, whether or not such research and analysis may also be useful to the Adviser in connection with its services to other clients.

      On occasions when the Adviser deems the purchase or sale of a security to be in the best interest of the Funds as well as of other clients, the Adviser, to the extent permitted by applicable laws and regulations, may aggregate the securities to be so purchased or sold in order to obtain the most favorable price or lower brokerage commissions and the most efficient execution. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Adviser in the manner it considers to be the most equitable and consistent with its fiduciary obligations to the Funds and to such other clients.

      The Adviser is authorized to direct portfolio transactions to a broker-dealer which is an affiliated person of the Adviser or the Trust in accordance with such standards and procedures as may be approved by the Board in accordance with 1940 Act Rule 17e-1, or other rules promulgated by the SEC. Any transaction placed with an affiliated broker-dealer must (i) be placed at the best available execution, and (ii) may not be a principal transaction.

            (d) Administrative Services. The Adviser shall oversee the administration of the Funds' business and affairs although the provision of administrative services, to the extent not covered by subparagraphs (a) or (b) above, is not the obligation of the Adviser under this Agreement. Notwithstanding any other provisions of this Agreement, the Adviser shall be entitled to reimbursement from the Funds for all or a portion of the reasonable costs and expenses, including salary, associated with the provision by the Adviser of personnel to render administrative services to the Funds.

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      3.    Best Efforts and Judgment. The Adviser shall use its best efforts and judgment in rendering the advice and services to the Funds as contemplated by this Agreement.

      4. Independent Contractor. The Adviser shall, for all purposes herein, be deemed to be an independent contractor, and shall, unless otherwise expressly provided and authorized to do so, have no authority to act for or represent the Trust or the Funds in any way, or in any way be deemed an agent for the Trust or for the Funds. It is expressly understood and agreed that the services to be rendered by the Adviser to the Funds under the provisions of this Agreement are not to be deemed exclusive, and the Adviser shall be free to render similar or different services to others so long as its ability to render the services provided for in this Agreement shall not be impaired thereby.

      5. Adviser's Personnel. The Adviser or its affiliates shall, at its own expense, maintain such staff and employ or retain such personnel and consult with such other persons as it shall from time to time determine to be necessary to the performance of its obligations under this Agreement. Without limiting the generality of the foregoing, the staff and personnel of the Adviser shall be deemed to include persons employed or retained by the Adviser to furnish statistical information, research, and other factual information, advice regarding economic factors and trends, information with respect to technical and scientific developments, and such other information, advice and assistance as the Adviser or the Board may desire and reasonably request.

      6. Reports by Fund to Adviser. The Funds will from time to time furnish to the Adviser detailed statements of its investments and assets, and information as to its investment objective and needs, and will make available to the Adviser such financial reports, proxy statements, legal and other information relating to the Funds' investments as may be in its possession or available to it, together with such other information as the Adviser may reasonably request.

      7.    Expenses.

            (a) With respect to the operation of the Funds, the Adviser is responsible for (i) the compensation of any of the Trust's Trustees, officers, and employees who are affiliates of the Adviser (but not the compensation of employees performing services in connection with expenses which are the Funds' responsibility under Subparagraph 7(b) below), and (ii) providing personnel, office space and equipment reasonably necessary to fulfill the Adviser's duties under this Agreement.

            (b) The Funds are responsible for and has assumed the obligation for payment of all of its expenses, other than as stated in Subparagraph 7(a) above, including but not limited to: fees and expenses incurred in connection with the issuance, registration and transfer of its shares; brokerage and commission expenses; all expenses of transfer, receipt, safekeeping, servicing and accounting for the cash, securities and other property of the Trust for the benefit of the Funds including all fees and expenses of its custodian, fund administrator, shareholder services agent and accounting services agent; interest charges on any borrowings; costs and expenses of pricing and calculating its daily net asset value and of maintaining its books of account required under the 1940 Act; taxes, if any; expenditures in connection with meetings of the Funds' shareholders and Board that are properly payable by the Funds; salaries and expenses of officers and fees and expenses of members of the Board or members of any advisory board or committee who are not members of, affiliated with or interested persons of the Adviser;

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insurance premiums on property or personnel of each Funds which inure to its benefit, including liability and fidelity bond insurance; the cost of preparing and printing reports, proxy statements, prospectuses and statements of additional information of the Funds or other communications for distribution to existing shareholders; legal, auditing and accounting fees; trade association dues; fees and expenses (including legal fees) of obtaining and maintaining any required registration or notification for its shares for sale under federal and applicable state and foreign securities laws; all expenses of maintaining and servicing shareholder accounts, including all charges for transfer, shareholder recordkeeping, dividend disbursing, redemption, and other agents for the benefit of the Funds, if any; and all other charges and costs of its operation plus any extraordinary and non-recurring expenses, except as herein otherwise prescribed.

            (c) To the extent the Adviser incurs any costs by assuming expenses which are an obligation of the Funds as set forth herein, the respective Fund shall promptly reimburse the Adviser for such costs and expenses, except to the extent the Adviser has otherwise agreed to bear such expenses. To the extent the services for which the Funds are obligated to pay are performed by the Adviser, the Adviser shall be entitled to recover from the respective Fund to the extent of the Adviser's actual costs for providing such services.

      8.    Advisory Fee.

            (a) Each Fund shall pay to the Adviser, and the Adviser agrees to accept, as full compensation for all administrative and investment management and advisory services furnished or provided to the respective Fund pursuant to this Agreement, an advisory fee as set forth in the Fee Schedule attached hereto as Appendix A, as may be amended in writing from time to time by the Trust and the Adviser.

            (b) The initial fees under this Agreement shall be payable on the first business day of the first month following the effective date of this Agreement and shall be prorated as set forth below. If this Agreement is terminated before the end of any month, the fee to the Adviser shall be prorated for the portion of any month in which this Agreement is in effect which is not a complete month according to the proportion which the number of calendar days in the month during which the Agreement is in effect bears to the number of calendar days in the month, and shall be payable within ten (10) days after the date of termination.

            (c) Fee Reduction. The Adviser may, but is not required to, voluntarily or contractually reduce all or a portion of its fees and/or make payments for other expenses in order to decrease the operating expenses of a respective Fund. Any such reduction or payment (a "subsidy" or collectively "subsidies") shall be applicable only to such specific subsidy and shall not constitute an agreement to continue such subsidy in the future. Any such subsidy will be agreed to prior to accrual of the related expense or fee and will be estimated daily and reconciled and paid on a monthly basis. The Adviser may seek reimbursement of any subsidies made by the Adviser either voluntarily or pursuant to contract. The reimbursement of any subsidy must be approved by the Board and must be sought no later than the end of the third fiscal year following the year to which the subsidy relates if the aggregate expenses for that period do not exceed any more restrictive limitation to which the Adviser has agreed (subsidies available for reimbursement to the Adviser are collectively referred to as the "Recoupment Balance") and the Board approves the reimbursement. For example, subsidized operating expenses relating to the period July 1, 2004 through June 30, 2005 would no longer be eligible for reimbursement after July 1, 2008. The Adviser agrees not to request or seek reimbursement of subsidized operating expenses that are no longer eligible for reimbursement. The Adviser may not request or receive

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reimbursement of the Recoupment Balance before payment of a Fund's operating expenses for the current year and cannot cause that Fund to exceed any agreed upon expense limitation for that year in making such reimbursement.

            (d) The Adviser may agree not to require payment of any portion of the compensation or reimbursement of expenses otherwise due to it pursuant to this Agreement prior to the time such compensation or reimbursement has accrued as a liability of the respective Fund. Any such agreement shall be applicable only with respect to the specific items covered thereby and shall not constitute an agreement not to require payment of any future compensation or reimbursement due to the Adviser hereunder.

      9. Conflicts with Trust's Governing Documents and Applicable Laws. Nothing herein contained shall be deemed to require the Trust or the Funds to take any action contrary to the Trust's Declaration of Trust, By-Laws, or any applicable statute or regulation, or to relieve or deprive the Board of the Trust of its responsibility for and control of the conduct of the affairs of the Trust and Funds.

      10.   Adviser's Liabilities.

            (a) In the absence of willful misfeasance, bad faith, gross negligence, or reckless disregard of the obligations or duties hereunder on the part of the Adviser, the Adviser shall not be subject to liability to the Trust or the Funds or to any shareholder of the Funds for any act or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security by the Funds.

            (b) The Funds shall indemnify and hold harmless the Adviser, its managing member and the shareholders, trustees, officers and employees of each of them (any such person, an "Indemnified Party") against any loss, liability, claim, damage or expense (including the reasonable cost of investigating and defending any alleged loss, liability, claim, damage or expenses and reasonable counsel fees incurred in connection therewith) arising out of the Indemnified Party's performance or non-performance of any duties under this Agreement; provided, however, that nothing herein shall be deemed to protect any Indemnified Party against any liability to which such Indemnified Party would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties under this Agreement; and provided, further, that this provision shall not be construed as a waiver or limitation of any rights which the Trust or the Funds may have under applicable federal securities laws.

            (c) No provision of this Agreement shall be construed to protect any trustee or officer of the Trust, or managing member, trustee or officer of the Adviser, from liability in violation of Sections 17(h) and (i) of the 1940 Act.

      11. Non-Exclusivity. The Trust's employment of the Adviser is not an exclusive arrangement, and the Trust may from time to time employ other individuals or entities to furnish it with the services provided for herein.

      12. Term. This Agreement shall become effective as to the Trust on the date that is the latest of (1) the execution of this Agreement, (2) the approval of this Agreement for the Funds by the Board of the Trust (as required under Section 15 of the 1940 Act) or (3) the approval of this Agreement by the shareholders of the affected Funds. This Agreement shall remain in effect as to each Fund for an initial period of two (2) years or such shorter initial period as may be approved by the Board and shareholders of that Fund in the manner required

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under Section 15 of the 1940 Act (including SEC interpretations thereof), unless sooner terminated as hereinafter provided. This Agreement shall continue in effect thereafter for additional periods not exceeding one (1) year so long as such continuation is approved for each Fund at least annually by (i) the Board or by the vote of a majority of the outstanding voting securities of the respective Fund and (ii) the vote of a majority of the Trustees of the Trust who are not parties to this Agreement nor interested persons thereof, cast in person at a meeting called for the purpose of voting on such approval.

      13. Termination. This Agreement may be terminated by the Trust on behalf of the each Fund at any time without payment of any penalty, by the Board or by the vote of a majority of the outstanding voting securities of the respective Fund, upon thirty (30) days' written notice to the Adviser, and by the Adviser upon sixty (60) days' written notice to the Trust.

      14. Amendment. This Agreement may be modified by mutual consent subject to the provisions of Section 15 of the 1940 Act, as modified by or interpreted by any applicable order or orders of the SEC or any rules or regulations adopted by, or interpretative releases of, the SEC. In addition to the requirements of paragraph 12 and this paragraph 14, the terms of any continuance or modification of this Agreement must have been approved by the vote of a majority of those Trustees of the Trust who are not parties to the Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval.

      15. Termination by Assignment. This Agreement shall terminate automatically in the event of any assignment thereof, as defined in the 1940 Act.

      16. Severability. If any provision of this Agreement shall be held or made invalid by a court decision, statute or rule, or shall be otherwise rendered invalid, the remainder of this Agreement shall not be affected thereby.

      17. Definitions. The terms "majority of the outstanding voting securities, " "assignment," and "interested persons," when used herein, shall have the respective meanings specified in the 1940 Act, as now in effect or as hereafter amended, and subject to such orders as may be granted by the SEC.

      18. Captions. The captions in this Agreement are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

      19. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of New York without giving effect to the conflict of laws principles thereof; provided that nothing herein shall be construed to preempt, or to be inconsistent with, any federal law, regulation or rule, including the 1940 Act and the Advisers Act and any rules and regulations promulgated thereunder.

      20. Nonpublic Personal Information. Notwithstanding any provision herein to the contrary, the Adviser agrees on behalf of itself and its trustees, officers, and employees (1) to treat confidentially and as proprietary information of the Trust (a) all records and other information relative to each Series of the Trust and their prior, present, or potential shareholders (and clients of said shareholders) and (b) any Nonpublic Personal Information, as defined under Section 248.3(t) of Regulation S-P ("Regulation S-P"), promulgated under the Gramm-Leach-Bliley Act (the "Privacy Act"), and (2) not to use such records and information for any purpose other than the performance of its responsibilities and duties hereunder, or as otherwise permitted by the privacy policies adopted by the Trust, Regulation S-P or the Privacy Act, except after

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prior notification to and approval in writing by the Trust. Such written approval shall not be unreasonably withheld by the Trust and may not be withheld where the Adviser may be exposed to civil or criminal contempt proceedings for failure to comply after being requested to divulge such information by duly constituted authorities, or when so requested by the Trust.

      22. Anti-Money Laundering Compliance. The Adviser acknowledges that, in compliance with the Bank Secrecy Act, as amended, and implementing regulations ("BSA"), each Fund has adopted an Anti-Money Laundering Policy. The Adviser agrees to comply with each Fund's Anti-Money Laundering Policy and the BSA, as the same may apply to the Adviser, now and in the future. The Adviser further agrees to provide to the Funds and/or the Trust such reports, certifications and contractual assurances as may be requested by a Fund or the Trust. The Trust and the Funds may disclose information respecting the Adviser to governmental and/or regulatory or self-regulatory authorities to the extent required by applicable law or regulation and may file reports with such authorities as may be required by applicable law or regulation.

      22. Certifications; Disclosure Controls and Procedures. The Adviser acknowledges that, in compliance with the Sarbanes-Oxley Act of 2002, and the implementing regulations promulgated thereunder, each Fund is required to make certain certifications and have adopted disclosure controls and procedures. To the extent reasonably requested by the Trust or the Funds, the Adviser agrees to use its best efforts to assist the Trust and the Funds in complying with the Sarbanes-Oxley Act and implementing each Fund's disclosure controls and procedures. The Adviser agrees to inform the Trust and each Fund of any material development related to the Trust or the Funds that the Adviser reasonably believes is relevant to the certification obligations of a Fund under the Sarbanes-Oxley Act.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and attested by their duly authorized officers, all on the day and year first above written.

BRYCE CAPITAL MANAGEMENT, LLC          BRYCE CAPITAL FUNDS

By:     ____________________________   By:     _________________________________
Name:   Edmond D. Sheidlower           Name:   Dennis E. Lohouse
Title:  President                      Title:  Principal

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                                   APPENDIX A

                             FUNDS AND FEE SCHEDULE

        Bryce Capital Growth Fund              1.00% of the net assets

        Bryce Capital Value Fund               1.00% of the net assets



BRYCE CAPITAL FUNDS                    BRYCE CAPITAL MANAGEMENT, LLC
By:     ____________________________   By:     _________________________________
Name:   Edmond D. Sheidlower           Name:   Dennis E. Lohouse
Title:  President                      Title:  Principal
Date:                                  Date:

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